Exhibit 10.2

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ADVISORY AGREEMENT is entered into on August 18, 2020, by and among New York City REIT, Inc. (the “Company”), New York City Operating Partnership, L.P. (the “Operating Partnership”) and New York City Advisors, LLC (the “Advisor”), effective as of the commencement of trading of shares of the Company’s Class A common stock on the New York Stock Exchange (the “Listing”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Second Amended and Restated Advisory Agreement, dated as of November 16, 2018 (as amended, the “Advisory Agreement”).

WHEREAS, on August 5, 2020, in connection with the anticipated Listing, the Company: (i) effected a reverse stock split of the issued and outstanding shares of the Company’s common stock to provide that every 9.72 issued and outstanding shares of common stock be changed into one issued and outstanding share of common stock; (ii) renamed the Company’s common stock “Class A common stock”; (iii) reclassified a number of authorized but unissued shares of Class A common stock, which will be listed on the New York Stock Exchange, equal to approximately three times the number of shares of Class A common stock then issued and outstanding, into shares of Class B common stock, which will not be listed on the New York Stock Exchange but will automatically convert into shares of Class A common stock to be listed on the New York Stock Exchange in three equal tranches over the 360 days following the Listing, and are otherwise substantially identical to shares of Class A common stock in all other respects; and (iv) declared and paid to the holders of record of Class A common stock a stock dividend of three shares of Class B common stock.

WHEREAS, the parties thereto desire to amend the Advisory Agreement to adjust the thresholds of Core Earnings Per Adjusted Share necessary to calculate the Variable Management Fee to reflect the impact of the reverse stock split and the stock dividend.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 10(a) of the Advisory Agreement. Effective as of the date hereof, Section 10(a) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(a)    Variable Management Fee. The Company shall pay the Advisor a Variable Management Fee, payable quarterly in arrears, in an amount equal to (i) the product of (A) the Adjusted Outstanding Shares for the calendar quarter multiplied by (B) 15% multiplied by (C) the excess of Core Earnings Per Adjusted Share for the previous 3-month period over $0.1458, plus (ii) the product of (X) the Adjusted Outstanding Shares for the calendar quarter multiplied by (Y) 10% multiplied by (Z) the excess of Core Earnings Per Adjusted Share for the previous 3-month period over $0.1944.”

2.	Miscellaneous. Except as expressly modified hereby the terms of the Advisory Agreement shall remain in full force and effect as written. Any capitalized term used in this amendment and not otherwise defined herein, shall have the meaning ascribed to such term in the Advisory Agreement. This amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this amendment which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this amendment to the other party upon request.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

NEW YORK CITY REIT, INC.:

By:	/s/ Christopher J. Masterson
	Name:	Christopher J. Masterson
	Title:	Chief Financial Officer

NEW YORK CITY OPERATING PARTNERSHIP, L.P.:
NEW YORK CITY REIT, INC., its general partner

By:	/s/ Christopher J. Masterson
	Name:	Christopher J. Masterson
	Title:	Chief Financial Officer

NEW YORK CITY ADVISORS, LLC:

By:	/s/ Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

[Signature Page to First Amendment to Second A&R Advisory Agreement]